Exhibit 99.1

Avalon  GloboCare Receives Notice of Allowance for Groundbreaking CAR-T and CAR-NK Cell Technology in China

FREEHOLD, N.J., February 18, 2025 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative precision diagnostics and laboratory services, announced today that it has received a Notice of Allowance from the China National Intellectual Property Administration (CNIPA) for its patent application AVAR1901CN.

This patent, co-developed with Hong Kong-based Arbele Limited, marks a milestone in the advancement of chimeric antigen receptor (CAR)-based therapies. It extends Avalon’s global intellectual property footprint to China, beyond the U.S., and additional territories under the Patent Cooperation Treaty (PCT), strengthening the Company’s position in the global market.

The AVAR1901CN patent focuses on innovative technology designed to enhance the expansion, manufacturing, survival, and efficacy of CAR-T and CAR-Natural Killer (NK) cells. Its key features include:

•	Bispecific Anti-CD19xCD22 CAR: This design targets both CD19 and CD22 antigens, minimizing the risk of tumor escape via antigen loss.

•	Localized Cytokine Induction: The technology facilitates cytokine responses localized to tumor engagement, improving CAR cell cytotoxicity, survival, and proliferation while simultaneously activating a host anti-tumor immune response.

“The bispecific anti-CD19xCD22 CAR in this application is designed to target both CD19 and CD22 antigens, effectively reducing the risk of tumor escape due to antigen loss,” said David Jin, M.D., Ph.D., Avalon’s CEO.  “This innovative approach also induces a localized cytokine response, ensuring cytokines are activated only upon tumor cell engagement. This not only enhances CAR cell cytotoxicity, survival, and proliferation but also stimulates a host anti-tumor immune response. By advancing this groundbreaking platform technology, we aim to provide practical, cost-effective, and efficient solutions for point-of-care cancer treatment. Expanding our intellectual property into China further solidifies our leadership in cell-based immunotherapy. We believe that our cutting-edge innovations will improve accessibility and lead to better outcomes for patients worldwide.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is working to establish a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests, including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon, please visit www.avalon-globocare.com.

For the latest updates on Avalon’s developments, please follow us on X (formerly known as Twitter) at @avalongc_avco.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of KetoAir and the product’s ability to compete with other testing methods for determining ketosis. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission (the “SEC”), accessible through the SEC’s website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com